SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐      Preliminary Information Statement

☐       Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒       Definitive Information Statement

AMERICAN SURGICAL HOLDINGS, INC.
(Name of Registrant As Specified In Charter)
________________________________

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No:
	3)	Filing Party:
	4)	Date Filed:

This Information Statement is being furnished by the Board of Directors of American Surgical Holdings, Inc. to our stockholders to provide information with respect to action taken by unanimous consent of our Board and consent of the holders of a majority of the outstanding shares of our common stock.

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AMERICAN SURGICAL HOLDINGS, INC.
10039 Bissonnet, Suite #250
Houston, Texas 77036-7852

INFORMATION STATEMENT

March 22, 2010

GENERAL INFORMATION

This information statement has been filed with the Securities and Exchange Commission and is being furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, to the holders of the common stock, par value $.001 per share, of American Surgical Holdings, Inc., a Delaware corporation, to notify the stockholders that on February 26, 2010, we received written consents in lieu of a meeting of stockholders from holders of an aggregate of 8,217,423 shares of our common stock, representing approximately 69.99% of the 11,741,320 issued and outstanding shares of our common stock, to effect the following amendments to our certificate of incorporation:

●
An amendment to reflect the 1-for-1.75 reverse stock split (pro-rata reduction of outstanding shares) of our issued and outstanding shares of common stock approved by our board of directors and a majority of our stockholders on December 19, 2006 and effected as of January 23, 2007.

●
An amendment to reflect the 1-for-2 reverse stock split (pro-rata reduction of outstanding shares) of our issued and outstanding shares of common stock approved by our board of directors and a majority of our stockholders on March 23, 2007 and effected as of April 26, 2007.

The purpose of the amendments to our certificate of incorporation is to memorialize the two reverse stock splits that occurred in 2007.  There will not be any additional reverse stock split as a result of the adoption of these amendments.  In addition, there was not and will not be a reduction in our authorized shares of common stock associated with either of the reverse stock splits or the related amendments to our certificate of incorporation.

On February 26, 2010, our board of directors approved both of the amendments to our certificate of incorporation, subject to stockholder approval.  A majority of our stockholders approved both amendments by written consent in lieu of a meeting on February 26, 2010 in accordance with the Delaware Corporation Act.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the amendments to our certificate of incorporation.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

AMERICAN SURGICAL HOLDINGS, INC.

INFORMATION STATEMENT

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Date and Purpose of Written Consents

Stockholders holding a majority of the shares of our common stock took actions by written consent on February 26, 2010, for the purpose of approving two amendments to our certificate of incorporation to memorialize the following reverse stock splits previously effected by us:

●
the 1-for-1.75 reverse stock split (pro-rata reduction of outstanding shares) of our issued and outstanding shares of common stock approved by our board of directors and a majority of our stockholders on December 19, 2006 and effected as of January 23, 2007.

●
the 1-for-2 reverse stock split (pro-rata reduction of outstanding shares) of our issued and outstanding shares of common stock approved by our board of directors and a majority of our stockholders on March 23, 2007 and effected as of April 26, 2007.

Our board of directors and stockholders previously approved and effected both of these reverse stock splits but inadvertently failed to memorialize these stock splits by amending our certificate of incorporation. The purpose of these amendments to our certificate of incorporation is to correct these oversights. A copy of the Certificate of Amendment with respect to the 1-for-1.75 reverse stock split is attached hereto as Exhibit A and a copy of the Certificate of Amendment with respect to the 1-for-2 reverse stock split is attached hereto as Exhibit B.

The amendment with respect to the 1-for-1.75 reverse stock split will be effective on April 30, 2010 at 9:00 a.m. with respect to our common stock that was issued and outstanding on December 19, 2006 and the amendment with respect to the 1-for-2 reverse stock split will be effective on April 30, 2010 at 10:00 a.m. with respect to our common stock that was issued and outstanding on March 23, 2007. There will not be any additional reverse stock split as a result of the adoption of these amendments.  In addition, there was not and will not be a reduction in our authorized shares of common stock associated with either of the reverse stock splits or the related amendments to our certificate of incorporation.

Recommendation of the Board of Directors and Action Taken

On February 26, 2010, our board of directors and the holders of a majority of the shares of our common stock acted by written consent to approve both of the amendments to our certificate of incorporation. The amendments only memorialize the two prior reverse stock splits approved by the board of directors and stockholders and effected in 2007.  The amendments do not authorize any additional reverse stock split or address any other actions.  Both of the reverse stock splits addressed by the amendments to the certificate of incorporation were described in information statements filed with the SEC on December 29, 2006 and April 5, 2007, respectively, and mailed to stockholders. Both of these filings are available for review by stockholders on the SEC’s web site at www.sec.gov. Because we inadvertently failed to file amendments to our certificate of incorporation to reflect these reverse stock splits at the time they were approved by stockholders, as required by Delaware law, the board of directors has determined that it is in the best interest of us and our stockholders to correct these oversights by amending the certificate of incorporation now to reflect these reverse stock splits.  Other than correcting these oversights, the amendments to the certificate of incorporation are not expected to have any effect on us or our stockholders.

Stockholders Entitled to Vote

Approval of the amendments to our certificate of incorporation requires the written consent of the holders of a majority of the outstanding shares of common stock entitled to vote on such matters.  As of February 26, 2010, there were 11,741,320 shares of our common stock outstanding and no shares of our preferred stock outstanding.  Holders of our common stock are entitled to one vote per share.  Stockholders of record at the close of business on February 26, 2010 will be entitled to receive this notice and information statement.

Proxies

No proxies are being solicited.

Consents Required

Approval of the amendments to our certificate of incorporation requires the consent of the holders of a majority of the shares of common stock outstanding on the record date.  On February 26, 2010, holders of a majority of our outstanding shares of common stock delivered written consents adopting the amendments to our certificate of incorporation described in this information statement.

Information Statement Costs

The cost of delivering this information statement to stockholders, including the preparation, assembly and mailing of the information statement, as well as the cost of forwarding this material to the beneficial owners of the our common stock, will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding information statement materials to the beneficial owners of our common stock.

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of February 26, 2010 and by our executive officers and directors, individually and as a group.  This table gives effect to the 1-for-1.75 reverse stock split effected on January 23, 2007 and the 1-for-2 reverse stock split effected on April 26, 2007. Except as otherwise indicated, all shares are owned directly and the stockholders listed possess sole voting investment power with respect to the shares shown.

Name of Beneficial Owner and Address of 5% Beneficial Owners	Amount and Nature of Beneficial Owner	Percent of Class (1)
Zak W. Elgamal (2)
10039 Bissonnet #250
Houston, Texas 77036-7852	3,289,064	27.76%

Jaime Olmo-Rivas (3)
10903 Ashland Bridge Lane
Sugar Land, Texas 77478	3,295,379	27.81%

Bland E. Chamberlain, III (4)
4010 Fulford Court
Katy, Texas 77450	962,623	8.18%

Jose J. Chapa, Jr. (5)
8726 Cederdale Drive
Houston, Texas 77055	962,623	8.18%

Henry Y. L. Toh (6)	67,192	*

James A. Longaker (7)	337,534	2.85%
10039 Bissonnet #250
Houston, Texas 77036-7852

Dr. Michael Kleinman (8)	42,192	*

Dr. Charles Bailey (9)	42,192	*

All Executive Officers and Directors
as a Group (8 persons) (10)	8,998,799	74.19%
_____________________________
(1)	The percent of class is based on 11,741,320 shares of common stock issued and outstanding as of February 26, 2010.

(2)
Includes: (i) 8,572 shares owned by Mr. Elgamal's wife; and (ii) 107,763 shares issuable upon the exercise of options exercisable within 60 days. Does not include 3,572 shares owned by each of Mr. Elgamal's daughters.

(3)
Includes: (i) 14,288 shares owned by Mr. Olmo-Rivas' minor children; and (ii) 107,763 shares issuable upon the exercise of options exercisable within 60 days. Does not include 1,430 shares and 22,286 shares owned by Mr. Olmo-Rivas’ father and adult children, respectively.

(4)	Includes 26,940 shares issuable upon the exercise of options exercisable within 60 days.

(5)	Includes 26,940 shares issuable upon the exercise of options exercisable within 60 days.

(6)	Includes 10,776 shares issuable upon the exercise of options exercisable within 60 days.

(7)	Includes 86,209 shares issuable upon the exercise of options exercisable within 60 days
.
(8)	Includes 10,776 shares issuable upon the exercise of options exercisable within 60 days.

(9)	Includes 10,776 shares issuable upon the exercise of options exercisable within 60 days.

(10)	Includes 387,943 shares issuable upon the exercise of options exercisable within 60 days.

Changes in Control

We did not experience any changes in control during the fiscal year ended December 31, 2009.

Dissenter’s Rights of Appraisal

Our stockholders do not have any rights under Delaware law our certificate of incorporation or by-laws to dissent from any of the provisions adopted in the amendments to our certificate of incorporation.

Additional Information

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Securities and Exchange Commission.  Our reports and other information can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549-1004. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549-1004, at prescribed rates.  The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

Effective Dates of the Amendments

Pursuant to Rule 14c-2 under the Exchange Act, the amendments shall not be effective until at least twenty (20) days after the date on which this Information Statement is mailed to stockholders.  As reflected in each of the Certificates of Amendment of Certificate of Incorporation filed by us with the Secretary of State of Delaware on March 15, 2010, and pursuant thereto and Rule 14c-2 under the Exchange Act, the amendments will be effective on April 30, 2010. The amendment with respect to the 1-for-1.75 share reverse stock split will be effective at 9:00 a.m. and the amendment with respect to the 1-for-2 share reverse stock split will be effective at 10:00 a.m.

By Order of the Board of Directors

Zak W. Elgamal
Chief Executive Officer

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EXHIBIT A

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF
AMERICAN SURGICAL HOLDINGS, INC.

American Surgical Holdings, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST:  That pursuant to Sections 141 and 228(a) of the DGCL, respectively, the Board of Directors unanimously and a majority of the stockholders of the Company, by joint written consent dated December 19, 2006, effected a 1 for 1.75 per share of common stock, par value $.001 per share (the “Common Stock”) reverse stock split described below (the “Reverse Stock Split”), and pursuant to Section 141 of the DGCL, resolutions of the Board of Directors were adopted by unanimous written consent dated February 26, 2010, approving the amendments to the Certificate of Incorporation set forth herein (the “Certificate Amendment”) and the Board of Directors directed that such resolutions be submitted to the Company’s stockholders for approval.

SECOND: That Article Fourth of the Certificate of Incorporation of the Company, as heretofor amended, is hereby further amended to read in its entirety as follows:

“FOURTH:

The maximum number of shares of stock that this corporation shall be authorized to have outstanding at any time shall be one hundred million (100,000,000) shares of Common Stock at a par value of $.001 per share upon which there are no preemptive rights.  The Common Stock shall be paid for at such time as the Board of Directors may designate, in cash, real property, personal property, services, patents, leases, or any other valuable thing or right for the uses and purposes of the corporation, and shares of capital, when issued in exchange therefor, shall thereupon and thereby become and be paid in full, the same as though paid in cash at par, and shall be non-assessable forever, the judgment of the Board of Directors as to the value of the property, right or thing acquired in exchange for capital shall be conclusive.

Each 1.75 shares of previously authorized Common Stock issued and outstanding as of December 19, 2006, shall, without the necessity of any further action, automatically be combined into and immediately represent one (1) validly issued, fully paid and non-assessable share of Common Stock of the corporation.  The par value shall remain unchanged at $.001 per share.   The corporation shall not issue fractional shares as a result of this reverse split. Fractional shares of $0.50 or greater shall be rounded up and fractional shares of less than $0.50 shall be rounded down.

1

In addition, the corporation shall have the authority to issue ten million (10 million) shares of blank check Preferred Stock at a par value of $.001 per share.  The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series.   The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series.  The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred stock and within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixed the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.”

THIRD:  That pursuant to Section 228 of the DGCL, a consent approving the Reverse Stock Split, in writing, setting forth the action to be taken, was signed by the holders of a majority of the shares of Common Stock outstanding and was delivered to the Company on December 19, 2006, constituting the approval of the action to be taken by the necessary shares of Common Stock as required by the DGCL, and a consent approving this Certificate of Amendment, in writing, setting forth the action to be taken, was signed by the holders of a majority of the shares of Common Stock outstanding and was delivered to the Company on or about February 26, 2010, constituting the approval of the action to be taken by the necessary shares of Common Stock as required by the DGCL.

FOURTH:  That said Certificate Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

FIFTH:  That pursuant to Section 103(d) of the DGCL, this Certificate of Amendment shall become effective at 9:00 a.m. on April 30, 2010.

[SIGNATURE ON FOLLOWING PAGE]

2

IN WITNESS WHEREOF, American Surgical Holdings, Inc. has caused this Certificate to be signed by Zak W. Elgamal, its President, this 15th day of March, 2010.

American Surgical Holdings, Inc.

/s/Zak W. Elgamal
Zak W. Elgamal
President

3

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EXHIBIT B

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF
AMERICAN SURGICAL HOLDINGS, INC.

American Surgical Holdings, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST:  That pursuant to Sections 141 and 228(a) of the DGCL, respectively, the Board of Directors unanimously and a majority of the stockholders of the Company, by joint written consent dated March 23, 2007, effected a 1 for 2 per share of common stock, par value $.001 per share (the “Common Stock”) reverse stock split described below (the “Reverse Stock Split”), and pursuant to Section 141 of the DGCL, resolutions of the Board of Directors were adopted by unanimous written consent dated February 26, 2010, approving the amendments to the Certificate of Incorporation set forth herein (the “Certificate Amendment”) and the Board of Directors directed that such resolutions be submitted to the Company’s stockholders for approval.

SECOND: That Article Fourth of the Certificate of Incorporation of the Company, as heretofor amended, is hereby further amended to read in its entirety as follows:

“FOURTH:

The maximum number of shares of stock that this corporation shall be authorized to have outstanding at any time shall be one hundred million (100,000,000) shares of Common Stock at a par value of $.001 per share upon which there are no preemptive rights.  The Common Stock shall be paid for at such time as the Board of Directors may designate, in cash, real property, personal property, services, patents, leases, or any other valuable thing or right for the uses and purposes of the corporation, and shares of capital, when issued in exchange therefor, shall thereupon and thereby become and be paid in full, the same as though paid in cash at par, and shall be non-assessable forever, the judgment of the Board of Directors as to the value of the property, right or thing acquired in exchange for capital shall be conclusive.

Each 1.75 shares of previously authorized Common Stock issued and outstanding as of December 19, 2006, were, effective on April 30, 2010 at 9:00 a.m., without the necessity of any further action, automatically combined into and immediately represented one (1) validly issued, fully paid and non-assessable share of Common Stock of the corporation.  The par value remained unchanged at $.001 per share.   The corporation did not issue fractional shares as a result of this reverse split. Fractional shares of $0.50 or greater were rounded up and fractional shares of less than $0.50 were rounded down.

In addition, on the effective date and time of this Certificate of Amendment, each two (2) shares of previously authorized Common Stock issued and outstanding as of March 23, 2007, shall, without the necessity of any further action, automatically be combined into and immediately represent one (1) validly issued, fully paid and non-assumable share of Common Stock of the corporation.  The par value shall remain unchanged at $.001 per share.  The corporation shall not issue fractional shares as a result of this reverse split.  To the extent that any holders of pre-reverse split shares are entitled to fractional shares as a result of this reverse split, the corporation will issue an additional share to all holders of otherwise fractional shares.

1

In addition, the corporation shall have the authority to issue ten million (10 million) shares of blank check Preferred Stock at a par value of $.001 per share.  The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series.   The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series.  The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred stock and within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixed the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.”

THIRD:  That pursuant to Section 228 of the DGCL, a consent approving the Reverse Stock Split, in writing, setting forth the action to be taken, was signed by the holders of a majority of the shares of Common Stock outstanding and was delivered to the Company on March 23, 2007, constituting the approval of the action to be taken by the necessary shares of Common Stock as required by the DGCL, and a consent approving this Certificate  of Amendment, in writing, setting forth the action to be taken, was signed by the holders of a majority of the shares of Common Stock outstanding and was delivered to the Company on or about February 26, 2010, constituting the approval of the action to be taken by the necessary shares of Common Stock as required by the DGCL.

FOURTH:  That said Certificate Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

FIFTH:  That pursuant to Section 103(d) of the DGCL, this Certificate of Amendment shall become effective at 10:00 a.m. on April 30, 2010.

[SIGNATURE ON FOLLOWING PAGE]

2

IN WITNESS WHEREOF, American Surgical Holdings, Inc. has caused this Certificate to be signed by Zak W. Elgamal, its President, this 15th day of March, 2010.

American Surgical Holdings, Inc.

/s/ Zak W. Elgamal
Zak W. Elgamal
President

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